EXHIBIT 16

LETTER ON CHANGE IN CERTIFYING ACCOUNTANT FROM SADLER, GIBB & ASSOCIATES, LLC

August 31, 2017

Securities and Exchange Commission

Washington, D.C.  20549

Dear Sirs:

Lifestyle Medical Network Inc. (the "Company") provided to us a copy of the Company's response to Item 4.01 of Form 8-K, dated August 25, 2017. We have read the Company's statements included under Item 4.01 of its Form 8-K and we agree with such statements insofar as they relate to our firm.

Sincerely,

By:  /s/ Sadler, Gibb & Associates, LLC